Exhibit 17.1

Resignation of Director

Effective March 5, 2012, I hereby resign as a director of Beauty Brands Group, Inc., a Florida corporation (the “Company” and from any and all offices of the Company that I may occupy.

/s/ Paul Goodman Paul Goodman